UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Crown Castle Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Leading Proxy Advisory Firms Recommend Shareholders Vote “FOR” All of Crown Castle’s Director Nominees

Egan-Jones joins ISS in Recommending Shareholders Vote “FOR” ONLY Crown Castle’s 12 Highly Qualified Nominees on the WHITE Proxy Card or Voting Instruction Form

Crown Castle Board Urges Shareholders to Vote TODAY; May 22nd Annual Meeting is Fast Approaching

HOUSTON, May 20, 2024 – Crown Castle Inc. (NYSE: CCI) (“Crown Castle” or the “Company”) today announced that proxy advisory firm Egan-Jones has joined Institutional Shareholder Services (“ISS”) in recommending that shareholders vote on the WHITE proxy card or voting instruction form “FOR” ONLY all 12 of Crown Castle’s highly qualified director nominees – P. Robert Bartolo, Cindy Christy, Ari Q. Fitzgerald, Jason Genrich, Andrea J. Goldsmith, Tammy K. Jones, Kevin T. Kabat, Anthony J. Melone, Sunit S. Patel, Bradley E. Singer, Kevin A. Stephens and Matthew Thornton, III (collectively, the “Company Nominees”) – in connection with the Company’s upcoming 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”) scheduled for May 22, 2024.

Crown Castle’s definitive proxy statement and other materials regarding the Board of Directors’ recommendations for the 2024 Annual Meeting can be found at www.VoteCrownCastle.com.

In reaching its conclusion, Egan-Jones stated:

•	“Based on our review of publicly available information, we believe that voting FOR the management nominees is in the best interest of the Company and its shareholders. In arriving at that conclusion, we have considered the following factors:
o	Recent changes to the Board and Crown Castle’s recent efforts of board refreshment.
o	Governance improvements at Crown Castle.
o	The plan and experience put forth by the Boots nominees.”
•	“We believe the company should be allowed to follow through on the changes already made before implementing something as disruptive as bringing on outside Board nominees.”
•	“We believe that the nature of the company has fundamentally changed, and the skill sets of the Boots nominees do not align as well as the current Board with the company’s current business model.”
•	“We do not see the inclusion of any Boots nominee on the Board being warranted at this time.”

Crown Castle issued the following statement:

Crown Castle is pleased that both ISS and Egan-Jones recognize the recent Board refreshment and actions underway by the Board to drive shareholder value. Their support reinforces our confidence that our current Board is highly qualified and best positioned to strengthen Crown Castle and deliver on our strategic initiatives to unlock value for shareholders.

Crown Castle reminds shareholders that its May 22nd Annual Meeting is fast approaching and it’s imperative to vote as soon as possible. You can still vote via the internet or by telephone. The Crown Castle Board of Directors is committed to acting in the best interests of shareholders and unanimously recommends that shareholders vote the WHITE proxy card or voting instruction form “FOR” ONLY Crown Castle’s 12 highly qualified directors standing for election at the 2024 Annual Meeting.

Please note that the WHITE proxy card or voting instruction form issued to shareholders has more names on it than the 12 seats that are up for election, pursuant to the requirement that our proxy card list Boots Capital’s nominees in addition to the Company Nominees. Shareholders can vote “FOR” less than 12 nominees at the 2024 Annual Meeting but cannot vote “FOR” more than 12 nominees.

If a shareholder has already voted using a prior proxy card or voting instruction form listing 13 Company Nominees, their votes for all director nominees and other proposals will not be counted. Accordingly, shareholders are urged to re-vote using the WHITE proxy card or voting instruction form listing 12 Company Nominees to ensure that their vote is counted.

Shareholders may receive solicitation materials from Ted Miller, including an opposition proxy statement and gold proxy card. The Board does NOT endorse Boots Capital’s nominees or Boots Capital’s By-Laws Proposal and unanimously recommends that shareholders discard any proxy materials from Boots Capital. If a shareholder has already submitted a gold proxy card, they can revoke such proxy and vote for the Company Nominees and on the other matters to be voted on at the 2024 Annual Meeting using the WHITE proxy card or voting instruction form. Only a shareholder’s latest validly executed proxy card or voting instruction form will count and they can revoke any proxy at any time prior to the 2024 Annual Meeting as described in the Company’s proxy statement.

The Board asks that shareholders please mark their WHITE proxy card or voting instruction form carefully and vote "FOR" ONLY the 12 Company Nominees.

Crown Castle shareholders who have any questions or require any assistance with voting their shares should contact Crown Castle’s proxy solicitor:

INNISFREE M&A INCORPORATED
at
(877) 717-3904 (toll-free from the United States and Canada)
or
+1 (412) 232-3651 (from other locations).

Advisors

Morgan Stanley is serving as financial advisor, and Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as legal counsel, to the Company.

About Crown Castle

Crown Castle owns, operates and leases more than 40,000 cell towers and approximately 90,000 route miles of fiber supporting small cells and fiber solutions across every major U.S. market. This nationwide portfolio of communications infrastructure connects cities and communities to essential data, technology and wireless service – bringing information, ideas and innovations to the people and businesses that need them. For more information on Crown Castle, please visit www.crowncastle.com.

CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Statements that are not historical facts are hereby identified as forward-looking statements. In addition, words such as “estimate,” “anticipate,” “project,” “plan,” “intend,” “believe,” “expect,” “likely,” “predicted,” “positioned,” “continue,” “target,” “seek,” “focus” and any variations of these words and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include (1) statements and expectations regarding the process and outcomes of Company’s Fiber Review Committee, including that it will help enhance and unlock shareholder value, (2) that the actions set forth in this press release best position the Company for long term success, including our Board’s regular evaluation of all paths to enhance shareholder value, (3) that the Company will benefit from the experience and insights of the directors and the new CEO, and (4) that the Company will identify the best path forward to capitalize on significant opportunities for growth in our industry. Such forward-looking statements should, therefore, be considered in light of various risks, uncertainties and assumptions, including prevailing market conditions, risk factors described in “Item 1A. Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. Unless legally required, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Our filings with the SEC are available through the SEC website at www.sec.gov or through our investor relations website at investor.crowncastle.com. We use our investor relations website to disclose information about us that may be deemed to be material. We encourage investors, the media and others interested in us to visit our investor relations website from time to time to review up-to-date information or to sign up for e-mail alerts to be notified when new or updated information is posted on the site.

Important Stockholder Information

The Company filed a definitive proxy statement and a WHITE proxy card on April 11, 2024, as well as a proxy supplement and revised WHITE proxy card on April 22, 2024, with the SEC in connection with its solicitation of proxies for its 2024 Annual Meeting. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE PROXY SUPPLEMENT, THE ACCOMPANYING REVISED WHITE PROXY CARD, AND ANY AMENDMENTS AND SUPPLEMENTS TO THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, AS THEY CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the proxy statement and the proxy supplement, any amendments or supplements to these documents and other documents, as and when they become available, without charge from the SEC’s website at www.sec.gov.

Participant Information

The Company, its directors, director nominees, certain of its officers, and other employees are or will be “participants” (as defined in Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the 2024 Annual Meeting. The identity, their direct or indirect interests (by security holdings or otherwise), and other information relating to the participants is available in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 11, 2024, in the section entitled “Beneficial Ownership of Common Stock” (on page 90) and Appendix C (on page C-1). To the extent the holdings by the “participants” in the solicitation reported in the Company’s definitive proxy statement have changed, such changes have been or will be reflected on “Statements of Change in Ownership” on Forms 3, 4 or 5 filed with the SEC (where applicable). All these documents are or will be available free of charge at the SEC’s website at www.sec.gov.

CONTACTS:

Dan Schlanger, CFO
Kris Hinson, VP & Treasurer
Crown Castle Inc.
713-570-3050

MEDIA:

Andy Brimmer / Adam Pollack
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449